                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549

                                    FORM S-8

                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933

                  Learmonth & Burchett Management Systems Plc
             (Exact name of registrant as specified in its charter)

                                    England
         (State or other jurisdiction of incorporation or organization)

                                      None
                      (I.R.S. Employer Identification No.)

             1800 West Loop South, 9th Floor, Houston, Texas  77027
      (Address of principal executive offices)               (Zip Code)

                           1996 Equity Incentive Plan
                     1996 U.S. Employee Stock Purchase Plan
                 1996 Non-employee Directors' Share Option Plan
                       The Executive Share Option Scheme
                          The ESOP Share Option Scheme
                            (Full title of the plan)

                                Stephen E. Odom
                    (Name and address of agent for service)

                                 (713) 625-9300
         (Telephone Number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE

-----------------------------------------------------------------------------------------------------------------------
Title of securities          Amount to be           Proposed                 Proposed                Amount of
 to be registered(1)          registered(1)       maximum offering             maximum            registration fee(3)
                                                  price per share(2)       aggregate offering
                                                                                price(2)
-----------------------------------------------------------------------------------------------------------------------
    American                4,204,790.5 ADSs            (Pounds)0.4425 -      $13,878,253.00                $4,205.53
Depositary Shares           (8,409,581 Ordinary         (Pounds)1.8225
                             Shares)                  ($0.72 - $2.96)
-----------------------------------------------------------------------------------------------------------------------

(1) Each American Depositary Share ("ADS") represents two Ordinary Shares, par value (Pounds)0.10 (the "Ordinary Shares") of Learmonth & Burchett Management Systems Plc, a public limited company incorporated under the laws of England ("LBMS" or the "Company"). Such Ordinary Shares, upon issuance following the exercise of options, will be represented by Ordinary Shares Certificates, but shall be registered as ADSs and represented by American Depositary Receipts in any sale executed over a U.S. stock exchange or in the over-the-counter market.

(2) The offering price for ADSs subject to options on the date hereof is the actual exercise price of Ordinary Shares subject to such options. Where such option exercise price is represented in British Pounds Sterling ((Pounds)), the conversion ratio to U.S. dollars is (Pounds)1.00 = $1.622, which was the conversion ratio on March 13, 1997. Of the 8,409,581 Ordinary Shares represented by the ADSs to be registered hereunder, (i) 1,075,800 Ordinary Shares are subject to options under the Executive Share Option Scheme, with 7,000 at an exercise price of (Pounds)0.4675, 4,500 at an exercise price of (Pounds)1.8225, 64,000 at an exercise price of (Pounds)0.4425, 43,000 at an exercise price of (Pounds)0.6425, 149,000 at an exercise price of (Pounds)0.99, 541,000 at an exercise price of (Pounds)1.48, and 267,300 at an exercise price of (Pounds)1.33; (ii) 655,450 Ordinary Shares are subject to options under the ESOP Share Option Scheme, with 51,750 at an exercise price of (Pounds)1.00, 441,000 at an exercise price of (Pounds)0.85, 25,000 at an exercise price of (Pounds)1.33 and 137,700 at an exercise price of (Pounds)1.33; and (iii) 2,392,000 Ordinary Shares are subject to options under the 1996 Equity Incentive Plan, with 1,250,000 at an exercise price of $1.185, 1,132,000 at an exercise price of $1.19, and 10,000 at an exercise price of $1.75. The offering price for the remaining ADSs representing the 4,286,331 Ordinary Shares authorized pursuant to the various Plans but not subject to options on the date hereof has been estimated solely for the purpose of determining the registration fee pursuant to Rule 457(h) on the basis of the average of the high and low prices of Learmonth & Burchett Management Systems Plc American Depositary Shares reported on the Nasdaq National Market System on March 18, 1997, which average was $3.625 per ADS.

(3) The Registration fee was calculated based on a British pounds sterling to U.S. dollar conversion ratio of (Pounds)1.00 to $1.622 which was effective March 13, 1997. The Registration fee consists of $674.27 payable in respect of 1,075,800 Ordinary Shares subject to options under the Executive Share Option Scheme at exercise prices from (Pounds)0.4425 to (Pounds)1.8225 per share, plus $316.35 payable in respect of 655,450 Ordinary Shares subject to options under the ESOP Share Option Scheme at exercise prices from (Pounds)0.85 to (Pounds)1.33 per share, plus $862.37 payable in respect of 2,392,000 Ordinary Shares represented by the ADSs subject to options under the 1996 Equity Incentive Plan at exercise prices from $1.185 to $1.75, plus $2,352.54 payable in respect of 4,286,331 Ordinary Shares represented by ADSs authorized pursuant to the various Plans that are not yet subject to options on the date hereof.

In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan(s) described herein.


                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.
-------  ---------------------------------------

The following registrant's documents are incorporated by reference in the registrant's registration statement:

     1. The registrants annual report on Form 10-K for the fiscal year ended April 30, 1996 (File No. 0-27218);
     2. The registrant's quarterly reports on Form 10-Q for the fiscal quarters ended July 31, 1996 and October 31, 1996 (File No. 0-27218);
     3. The registrant's description of its American Depositary Shares, each representing two (2) Ordinary Shares, as set forth in the registrant's Registration Statement on Form F-1 filed with the Commission on November 15, 1995 (Registration No. 33-97454).

All documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
-------  -------------------------

Not Required

Item 5.  Interests of Named Experts and Counsel.
-------  --------------------------------------

None

Item 6.  Indemnification of Directors and Officers.
-------  -----------------------------------------

     Except as hereinafter provided, there is no provision of the Company's Memorandum of Association, Articles of Association or any contract, arrangement or statute under which any director or officer of the Company is insured or indemnified in any manner against any liability that he may incur in his capacity as such.

     The Articles of Association of the Company provide that every director, other officer or auditor of the Company shall be entitled to be indemnified by the Company against any liability, loss or expenditure incurred by him in or related to the execution of his office.

     The Company entered into indemnity agreements with the Directors of the Company in connection with its initial public offering in November 1995. Such indemnity agreements are subject to the provisions of the Companies Act 1985 as set out below.

     The Board may exercise all the powers of the Company to purchase and maintain insurance for any person (including former directors and other officers of the Company) indemnifying him against liability for negligence, default, breach of duty or breach of trust or any other liability which may lawfully be insured against by the Company.

Section 310 of the Companies Act 1985 provides:

     (1) This section applies to any provision, whether contained in a company's articles or in any contract with the company or otherwise, for exempting any officer of the company or any person (whether an officer or not) employed by the company as auditor from or indemnifying him against any liability which by virtue of any rule of law would otherwise attach to him in respect to any negligence, default, breach of duty or breach of trust of which he may be guilty in relation to the company.

     (2) Except as provided by the following subsection, any such provision is void.

     (3) This section does not prevent a company:

         (a) from purchasing and maintaining for any such officer or auditor insurance against any such liability, or

         (b) from indemnifying any such officer or auditor against any liability incurred by him

              (i) in defending any proceedings (whether civil or criminal) in which judgment is given in his favor or he is acquitted, or

              (ii) in connection with any application under Section 144(3) or
              (4) (acquisition of shares by innocent nominee) or Section 727 (general power to grant relief in case of honest and reasonable conduct) in which relief is granted to him by the court.

Section 727 of the Companies Act 1985 provides:

     (1) If in any proceedings for negligence, default, breach of duty or breach of trust against an officer of a company or a person employed by a company as auditor (whether he is not an officer of the company) it appears to the court hearing the case that the officer or person is or may be liable in respect of the negligence, default, breach of duty or breach of trust, but that he has acted honestly and reasonably, and that having regard to all the circumstances of the case (including those connected with his appointment) he ought fairly to be excused for the negligence, default, breach of duty or breach of trust, that court may relieve him, either wholly or partly, from his liability on such terms as the court thinks fit.

     (2) If any such officer or person as above-mentioned has reason to apprehend that any claim will or might be made against him in respect of any negligence, default, breach of duty or breach of trust, he may apply to the court for relief; and the court on the application has the same power to relieve him as under this section it would have had if it had been a court before which proceedings against that person for negligence, default, breach of duty or breach of trust had been brought.

     (3) Where a case to which subsection (1) applies is being tried by a judge, with a jury, the judge, after hearing the evidence, may, if he is satisfied that the defendant or defender ought to pursuance of that subsection to be relieved either in whole or in part from the liability sought to be enforced against him, withdraw the case in whole or in part from the jury and forthwith direct judgment to be entered for the defendant or defender on such terms as to costs or otherwise as the judge may think proper.

Item 7.  Exemption from Registration Claimed.
-------  -----------------------------------

Not Required

Item 8.  Exhibits.
-------  --------

       4.1  Specimen Ordinary Share Certificate of Learmonth & Burchett
            Management Systems Plc which is incorporated by reference in Exhibit
            4.1 of the Registrant's Registration Statement on Form F-1, No. 33-
            97454.
       4.2  Form of Deposit Agreement among the Company, Morgan Guaranty Trust
            Company of New York, as Depositary, and the holders from time to time of American Depositary Receipts issued thereunder which is incorporated by
            reference in Exhibit 4.2 of the Registrant's Registration Statement
            on Form F-1, No. 33-97454.
       4.3  Form of American Depositary Receipt (included in Exhibit 4.2)
       5    Opinion of Macfarlanes, the Company's English counsel
       23.1 Consent of Price Waterhouse LLP, independent accountants
       23.2 Consent of Macfarlanes (contained in its opinion filed as Exhibit 5 to this registration statement)
       99.1 1996 Equity Incentive Plan
       99.2 1996 U.S. Employee Stock Purchase Plan
       99.3 1996 Non-employee Directors' Share Option Plan
       99.4 The ESOP Share Option Scheme
       99.5 The Executive Share Option Scheme

Item 9.  Undertakings.
-------  ------------

(a)  Rule 415 offering
     -----------------

The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

     provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)  Filings incorporating subsequent Exchange Act documents by reference.
     ---------------------------------------------------------------------

The undersigned registrant hereby undertakes that, for purposes of determining liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h)  Request for acceleration of effective date or filing of registration
     --------------------------------------------------------------------
     statement on Form S-8.
     ----------------------

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 19, 1997.


                              LEARMONTH & BURCHETT MANAGEMENT SYSTEMS PLC


                         By:  /s/  Michael S. Bennett
                            --------------------------------------------------
                                   Michael S. Bennett, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

     Signatures                                 Title                                   Date
     ----------                                 -----                                   ----

/s/  Michael S. Bennett         Chief Executive Officer, President and Director      March 19, 1997
-----------------------------   (Principal Executive Officer)
Michael S. Bennett


/s/  Stephen E. Odom            Chief Financial Officer and Senior Vice-             March 19, 1997
-----------------------------   President-Finance and Administration
Stephen E. Odom                 (Principal Financial and Accounting Officer)


/s/  Gerald N Christopher       Chairman of the Board                                March 19, 1997
-----------------------------
Gerald N. Christopher


/s/  Roger A. Learmonth         Director                                             March 19, 1997
-----------------------------
Roger A. Learmonth


/s/  Rainer H. Burchett         Director                                             March 19, 1997
-----------------------------
Rainer H. Burchett


/s/  Felda Hardymon             Director                                             March 19, 1997
-----------------------------
Felda Hardymon